Exhibit 32

      CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT
                                   TO SECTION
                     906 OF THE SARBAENES-OXLEY ACT OF 2002

     In connection with the Annual Report of Mass Megawatts Wind Power, Inc. (the 'Company') on Form 10-KSB for the year ended April 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the 'Report'), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbaenes-Oxley Act of 2002, that to such officer's knowledge: Section 13(a)

     (1) The Report fully complies with the requirements of Section 13 (a) of
     Section 15 (d) of the Securities and Exchange Act of 1934: and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

     In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

                                    MASS MEGAWATTS WIND POWER, INC.


Date: September 19, 2005            By: /s/ Jonathan Ricker
                                        ----------------------------------------
                                        Jonathan Ricker
                                        Title: Chairman, Chief Executive Officer
                                        Chief Financial Officer and
                                        Principal Accounting Officer